SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   August 5, 2003

VENTURI PARTNERS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	7363	56-1930691
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code number)	identification number)

Five LakePointe Plaza
2709 Water Ridge Parkway, 2nd Floor
Charlotte, North Carolina 28217
(Address, including zip code, of
Registrant’s principal executive offices)

(704) 442-5100
(Registrant’s telephone number, including area code)

PERSONNEL GROUP OF AMERICA, INC.
(Former name or address, if changed from last report)

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

Exhibit 99.1 Press release dated August 5, 2003

Exhibit 99.2 Restated Certificate of Incorporation

Item 9. Regulation FD Disclosure.

     On August 5, 2003, Venturi Partners, Inc. f/k/a/ Personnel Group of America, Inc. (“Venturi”) issued a press release announcing that it has filed a charter amendment that, among other things, changes its corporate name to Venturi Partners, Inc. and effects a 1-for-25 reverse stock split. The press release and Restated Certificate of Incorporation are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2003

Personnel Group of America, Inc.

	By:	/s/ Ken R. Bramlett, Jr.

Ken R. Bramlett, Jr.
Senior Vice President, Secretary and General Counsel

Exhibit Index

Exhibit	Description

Exhibit 99.1	Press release dated August 5, 2003

Exhibit 99.2	Restated Certificate of Incorporation